Exhibit 99.1

NEWS RELEASE

CONTACT:	Marty McKenna	FOR IMMEDIATE RELEASE
	(312) 928-1901	OCTOBER 2, 2007

EQUITY RESIDENTIAL NAMES MARK J. PARRELL CHIEF FINANCIAL OFFICER

CHICAGO, IL — OCTOBER 2, 2007 — Equity Residential (NYSE: EQR) today announced that Mark J. Parrell has been named Executive Vice President and Chief Financial Officer (CFO) of the company. Mr. Parrell, 41, previously served as the company’s Senior Vice President and Treasurer.

“Mark brings tremendous experience and a deep knowledge of our business and industry to his new role. We are very pleased to have him lead our strong financial team,” said David J. Neithercut, Equity Residential’s President and CEO.

Mr. Parrell holds a B.B.A. in Accounting and Finance from the University of Michigan and a J.D. from Georgetown University Law Center. He has worked at Equity Residential and its affiliated companies in a variety of roles since 1995.

John G. Lennox, who served as Interim CFO, will continue in his role as Senior Vice President of Financial Planning and Analysis.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 599 properties consisting of 158,977 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

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